Exhibit 10.1

THIRD AMENDMENT TO THE

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED

STOCK INCENTIVE PLAN

ON Semiconductor Corporation, a Delaware corporation (the “Company”), previously established the ON Semiconductor Corporation 2000 Stock Incentive Plan, which was most recently amended and restated in its entirety effective as of March 23, 2010 by the adoption of the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The Plan was approved by the Company’s shareholders at the Company’s 2010 Annual Meeting. At the Company’s 2012 Annual Meeting the Company’s shareholders approved the First Amendment to the Plan, which increased the total number of shares of stock available for grant under the Plan by 33,000,000. At the Company’s 2015 Annual Meeting the Company’s shareholders approved the Second Amendment to the Plan, which imposed a sublimit on the number of shares that may be granted to non-employee directors during any one calendar year and made certain changes to the list of performance criteria set forth in Section 2.1(bb) of the Plan. By adoption of this Third Amendment, the Company now desires to amend the Plan as set forth below.

1.    This Third Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2017 Annual Meeting.

2.    Section 1.4 (Establishment, Purpose, Effective Date, and Expiration Date – Expiration Date) of the Plan is hereby amended and restated in its entirety to read as follows:

1.4    Expiration Date. The Plan was originally scheduled to expire on March 23, 2020. Pursuant to the Third Amendment to the Plan, which was approved by the shareholders at the 2017 Annual Meeting, the Plan will expire on, and no Award may be granted under the Plan after, the date of the Company’s 2022 Annual Meeting. Any Awards that are outstanding on the date of the Company’s 2022 Annual Meeting shall remain in force according to the terms of the Plan and the Award Agreement.

3.    Section 2.1(dd) (Definitions – Performance Period) of the Plan is hereby amended and restated in its entirety to read as follows:

(dd)    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured. Except as set forth in Sections 7.4(c) and 8.5(c), in no event will the Performance Period for any Option, Restricted Stock Unit, Restricted Stock, Performance Share, Performance Share Unit, or Stock Appreciation Rights Award that vests based on the achievement of Performance Goals be less than twelve (12) months.

4.    The first sentence of Section 5.1 (Stock Subject to the Plan – Number of Shares) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1    Number of Shares. Subject to Section 5.2 and 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be Eighty- Seven Million (87,000,000), plus the number of shares of Stock subject to Awards that were previously granted pursuant to the 2000 Plan that again become available for the grant of an Award pursuant to Section 5.2 after February 17, 2010, less the number of shares of Stock subject to outstanding Awards made under the Plan since March 23, 2010 that have not terminated, expired, lapsed or been paid in cash.

5.    Section 6.1 (Stock Options – Grant of Options) of the Plan is hereby amended by adding the following new Section 6.1(f) (Grant of Options – Vesting Period) to the end thereof to read as follows:

(f)    Vesting Period. In no event will the vesting period for any Option be less than twelve (12) months.

6.    Section 7.2 (Restricted Stock Units and Restricted Stock – Restricted Stock Units) of the Plan is hereby amended by adding the following new Section 7.2(c) (Restricted Stock Units – Dividend Equivalents) to the end thereof to read as follows:

(c)    Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Restricted Stock Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Restricted Stock Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

7.    Section 7.4(c) (Restricted Period and Vesting Conditions – De Minimis Exception) of the Plan is hereby amended and restated in its entirety to read as follows:

(c)    De Minimis Exception. The sum of the shares of Stock subject to any (i) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); (ii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); and (iii) Stock Grant Award may not exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

8.    Section 8.5(c) (Vesting Conditions for Performance Shares and Performance Share Units – De Minimis Exception) of the Plan is hereby amended and restated in its entirety to read as follows:

(c)    De Minimis Exception. The sum of the shares of Stock subject to any (i) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Stock Grant Award may not exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

9.    Section 8.5 (Performance Shares, Performance Share Units and Performance Cash Awards – Vesting Conditions for Performance Shares and Performance Share Units) of the Plan is hereby amended by adding the following new Section 8.5(d) (Vesting Conditions for Performance Shares and Performance Share Units – Dividend Equivalents) to the end thereof to read as follows:

(d)    Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Performance Share or Performance Share Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Performance Share or Performance Share Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

10.    Article 9 (Stock Appreciation Rights) of the Plan is hereby amended by adding the following new Sections 9.5 (Stock Appreciation Rights – No Repricing of SARs) and 9.6 (Stock Appreciation Rights – Vesting Period) to the end thereof to read as follows:

9.5    No Repricing of SARs. The Committee shall not reprice any SARs previously granted under the Plan.

9.6    Vesting Period. In no event will the vesting period for any SARs be less than twelve (12) months.

11.    The last sentence of Article 10 (Stock Grant Awards) of the Plan is hereby amended and restated in its entirety to read as follows:

The sum of the shares of Stock subject to any (i) Stock Grant Award; (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a) may not exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

12.    Clause (e) of Section 11.5 (Performance Compensation Awards – Performance Evaluation; Adjustment of Goals) of the Plan is hereby amended and restated in its entirety to read as follows:

(e)    Items that are unusual in nature or infrequently occurring as described in Accounting Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;

13.    The second to last sentence of Article 16 (Amendment, Modification and Termination) of the Plan is hereby amended and restated in its entirety to read as follows:

Except as provided in Section 5.3, neither the Board, the CEO nor the Committee may, without the approval of the shareholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs; (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; (f) expand the class of Participants eligible to receive an Award under the Plan; or (g) expand the types of Awards available for grant under the Plan.

14.    Section 17.1 (Tax Withholding – Tax Withholding) of the Plan is hereby amended and restated in its entirety to read as follows:

17.1    Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

15.    This Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of this 17th day of May, 2017.

ON SEMICONDUCTOR CORPORATION

By:	/s/ MARK N. ROGERS
Mark N. Rogers
Its: Assistant Secretary

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